FOR IMMEDIATE RELEASE
RSC Reports 4Q10 Results
SCOTTSDALE, Ariz., February 8, 2011 — RSC Holdings Inc. (NYSE: RRR), one of the largest equipment rental providers in North America, today announced financial results for the quarter ended December 31, 2010. Total revenue was $339 million and rental revenue was $287 million, compared with $290 million and $244 million, respectively, for the same period last year. The company’s fourth quarter net loss narrowed to $7 million, or $0.07 per diluted share, compared with a net loss of $29 million, or $0.28 per diluted share, for the fourth quarter 2009.
Adjusted EBITDA was $116 million for the quarter, compared with $91 million for the same period last year. Adjusted EBITDA margin was 34.4% for the fourth quarter, compared with 31.3% in 2009. The change in profitability and margins primarily reflects increased volume, partially offset by lower pricing caused by excess industry fleet levels.
Fourth Quarter 2010 Highlights
•	Grew rental volume 19.6% year-over-year, the third consecutive quarter of volume growth.
•	Increased average fleet utilization for the quarter to 67.7%, improving from 56.3% in the fourth quarter 2009.
•	Improved rental rates sequentially for the third consecutive quarter, up 0.8%, while rental rates were below the fourth quarter of last year by 1.9%.
•	Invested $61 million of gross rental capital expenditures in response to growing demand.
•	Generated over 59% of revenue from industrial customers.
•	Sold $89 million of fleet at original equipment cost with margins of 23%, up from 4% margins in the year ago quarter.
•	Improved liquidity with $715 million of availability under the ABL revolver as of December 31, 2010.
•	Generated free cash flow of $124 million for 2010 and ($5) million in the fourth quarter.
FY 2010 Results
Total revenue for 2010 was $1,234 million, compared with $1,283 million in 2009. The company’s full year net loss was $74 million, compared with a net loss of $59 million a year ago. Adjusted EBITDA for 2010 was $393 million, versus $414 million in 2009. The changes in profitability were driven by increased volume, which was more than offset by lower pricing.
CEO Comments
Erik Olsson, President and Chief Executive Officer, stated: “We generated exceptional volume growth of 20% and solid positive sequential pricing of 0.8% in the quarter. This is clear evidence that we are executing well and taking full advantage of an improving economic environment. During the challenging 2009 and 2010 periods, our strategic focus was on preparing every facet of our business for the anticipated recovery by investing in our fleet, footprint, people and technology. This preparation positioned us well as economic conditions improved, yielding volume growth, incremental price increases and margin expansion. We are excited about our prospects as our markets continue to benefit from the economic recovery.”
Outlook for 1Q11
Business activity in the non-residential construction end market declined in the fourth quarter, while the company’s primary end-market, industrial and non-construction, improved on a year-over-year basis. We anticipate these trends continuing in the first quarter.

Mr. Olsson concluded: “We see continued strengthening in the industrial markets and signs that the non-residential markets are bottoming and beginning to turn. At the same time, we are benefitting from a trend in the industry that favors renting equipment over committing capital to buy. Demand increases are broadly distributed over geographies and equipment types. As a result, we expect continued favorable year-over-year comparisons in the first quarter and are optimistic that these positive trends will continue throughout the year.”
Conference Call
RSC Holdings will hold a conference call today at 5:15 p.m. Eastern Time. Investors may access the call by visiting the investor relations portion of the RSC website at www.RSCrental.com/Investor. To listen to the live conference call from the U.S. and Canada dial (866) 393-7634; from international locations dial (706) 679-0678. A replay of the conference call will be available through February 22, 2011. To access the replay dial: U.S. and Canada: (800) 642-1687; international (706) 645-9291. Pass code: 36771912. A replay of the webcast will also be available at www.RSCrental.com/Investor.
Investor Presentation Information
Information concerning our business and financial results that we expect to use at upcoming investor presentations will be made available on our website following the conference call and will be maintained on our website for at least the period of its use at such meetings or until updated by more current information.
About RSC Holdings Inc.
RSC Holdings Inc. (NYSE: RRR) based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc. (“RSC”), which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.3 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 454 branch locations across 40 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool Rooms™ and on-site rental locations. With over 4,400 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of December 31, 2010. Additional information about RSC is available at www.RSCrental.com.
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.
In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
The company cautions therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission could affect the company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the company’s forward-looking statements.
These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the company also discloses in this press release certain non-GAAP financial information including adjusted EBITDA and free cash flow. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Adjusted EBITDA GAAP Reconciliations” and “Free Cash Flow GAAP Reconciliation” included at the end of this release. Additionally, explanations of these Non-GAAP measures are provided in Annex A attached to this release.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		Change	December 31,		Change
	2010	2009	%	2010	2009	%
Revenues:
Equipment rental revenue	$286,648	$243,504	17.7%	$1,060,266	$1,073,021	(1.2)%
Sale of merchandise	11,725	11,830	(0.9)	49,313	51,951	(5.1)
Sale of used rental equipment	40,530	34,725	16.7	124,845	158,482	(21.2)

Total revenues	338,903	290,059	16.8	1,234,424	1,283,454	(3.8)

Cost of revenues:
Cost of equipment rentals, excluding depreciation	144,822	123,099	17.6	563,513	540,945	4.2
Depreciation of rental equipment	69,689	68,176	2.2	272,610	285,668	(4.6)
Cost of merchandise sales	8,435	8,550	(1.3)	35,701	36,743	(2.8)
Cost of used rental equipment sales	31,348	33,259	(5.7)	104,491	148,673	(29.7)

Total cost of revenues	254,294	233,084	9.1	976,315	1,012,029	(3.5)

Gross profit	84,609	56,975	48.5	258,109	271,425	(4.9)

Operating expenses:
Selling, general and administrative	39,567	35,346	11.9	146,791	148,163	(0.9)
Depreciation and amortization of non-rental equipment and intangibles	10,234	10,312	(0.8)	40,213	43,984	(8.6)
Other operating gains, net	(1,975)	(284)	n/a	(5,592)	(517)	n/a

Total operating expenses, net	47,826	45,374	5.4	181,412	191,630	(5.3)

Operating income	36,783	11,601	217.1	76,697	79,795	(3.9)
Interest expense, net	47,999	58,778	(18.3)	194,471	189,689	2.5
Gain on extinguishment of debt, net	—	(1,427)	n/a	—	(13,916)	n/a
Other (income) expense, net	(175)	372	n/a	(539)	707	n/a

Loss before benefit for income taxes	(11,041)	(46,122)	n/a	(117,235)	(96,685)	n/a
Benefit for income taxes	3,890	17,591	n/a	43,719	37,325	n/a

Net loss	$(7,151)	$(28,531)	n/a	$(73,516)	$(59,360)	n/a

Weighted average shares outstanding used in computing net loss per common share:
Basic and diluted	103,605	103,435		103,527	103,433

Net loss per common share:
Basic and diluted	$(0.07)	$(0.28)		$(0.71)	$(0.57)

Other operational data (a):
Fleet utilization	67.7%	56.3%		63.7%	57.6%
Average fleet age at period end (months)	44	40		44	40
Same store rental revenue growth / (decline)	19.9%	(33.5)%		0.5%	(28.9)%
Employees	4,427	4,153		4,427	4,153
Original equipment fleet cost at period end (in millions)	$2,345	$2,324		$2,345	$2,324

(a)	Refer to attached Statistical Measures for descriptions.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$3,510	$4,535
Accounts receivable, net	228,532	181,975
Inventory	14,171	14,421
Deferred tax assets, net	17,912	44,026
Prepaid expense and other current assets	13,798	14,256

Total current assets	277,923	259,213

Rental equipment, net	1,336,424	1,384,999
Property and equipment, net	110,779	123,197
Goodwill and other intangibles, net	939,302	940,063
Deferred financing costs	44,205	55,539
Other long-term assets	9,342	10,334

Total assets	$2,717,975	$2,773,345

Liabilities and Stockholders’ (Deficit) Equity
Accounts payable	$193,819	$46,275
Accrued expenses and other current liabilities	119,608	132,711
Current portion of long-term debt	25,294	27,329

Total current liabilities	338,721	206,315

Long-term debt	2,043,887	2,144,780
Deferred tax liabilities, net	330,862	356,491
Other long-term liabilities	41,782	42,118

Total liabilities	2,755,252	2,749,704

Total stockholders’ (deficit) equity	(37,277)	23,641

Total liabilities and stockholders’ (deficit) equity	$2,717,975	$2,773,345

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(73,516)	$(59,360)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	312,823	329,652
Amortization of deferred financing costs	12,782	11,768
Amortization of original issue discount	1,117	453
Share-based compensation expense	3,753	4,224
Gain on sales of rental and non-rental property and equipment, net of non-cash writeoffs	(19,376)	(7,091)
Deferred income taxes	(2,697)	(37,332)
Gain on insurance settlement	(3,426)	—
Gain on extinguishment of debt, net	—	(13,916)
Interest expense on hedge ineffectiveness	42	6,832
Changes in operating assets and liabilities	93,358	34,726

Net cash provided by operating activities	324,860	269,956

Cash flows from investing activities:
Purchases of rental equipment	(327,107)	(46,386)
Purchases of property and equipment	(5,766)	(4,952)
Proceeds from sales of rental equipment	124,845	158,482
Proceeds from sales of property and equipment	2,951	12,493
Insurance proceeds from rental equipment and property claims	4,368	5,267

Net cash (used in) provided by investing activities	(200,709)	124,904

Cash flows from financing activities:
Net payments on debt	(127,194)	(371,581)
Financing costs	(1,756)	(32,799)
Proceeds from stock option exercises	948	256
Other	1,921	(1,070)

Net cash used in financing activities	(126,081)	(405,194)

Effect of foreign exchange rates on cash	905	1,199

Net decrease in cash and cash equivalents	(1,025)	(9,135)
Cash and cash equivalents at beginning of year	4,535	13,670

Cash and cash equivalents at end of year	$3,510	$4,535

Supplemental disclosure of cash flow information:
Cash paid for interest	$181,272	$155,295
Cash received for taxes, net	26,539	8,632

RSC HOLDINGS INC. AND SUBSIDIARIES
Rental Revenue Growth Bridge
(in thousands)

	Rental Revenues
	Three Months Ended	Twelve Months Ended
	December 31,	December 31,

2009	$243,504	$1,073,021

Changes:
Volume	19.2%	4.5%
Price	-1.9%	-6.3%
Currency	0.4%	0.6%

2010	$286,648	$1,060,266

Annex A
EBITDA and Adjusted EBITDA. EBITDA, a supplemental non-GAAP financial measure, is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is a non-GAAP financial measure and is defined as consolidated net income (loss) before net interest expense, income taxes, and depreciation and amortization and before certain other items, including gain on extinguishment of debt, net, share-based compensation, and other (income) expense, net. All companies do not calculate EBITDA and Adjusted EBITDA in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies.
The company presents EBITDA and Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our ability to service debt and as tools to evaluate our financial performance. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing the company’s performance, investors should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative to, net income or net cash provided by operating activities as defined under GAAP.
Free cash flow. The company defines free cash flow as net cash provided by operating activities less net capital inflows (expenditures). All companies do not calculate free cash flow in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.
The accompanying tables reconcile the GAAP financial measures that are most directly comparable to these non-GAAP financial measures.

RSC HOLDINGS INC. AND SUBSIDIARIES
Adjusted EBITDA GAAP Reconciliations
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net loss	$(7,151)	$(28,531)	$(73,516)	$(59,360)
Depreciation of rental equipment and depreciation and amortization of non-rental equipment and intangibles	79,923	78,488	312,823	329,652
Interest expense, net	47,999	58,778	194,471	189,689
Benefit for income taxes	(3,890)	(17,591)	(43,719)	(37,325)

EBITDA	$116,881	$91,144	$390,059	$422,656

Adjustments:
Gain on extinguishment of debt, net	—	(1,427)	—	(13,916)
Share-based compensation	(213)	751	3,753	4,224
Other (income) expense, net	(175)	372	(539)	707

Adjusted EBITDA	$116,493	$90,840	$393,273	$413,671

(Adjusted EBITDA as a percentage of total revenues)	34.4%	31.3%	31.9%	32.2%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$12,411	$39,739	$324,860	$269,956
Gain on sales of rental and non-rental property and equipment, net of non-cash writeoffs	9,741	762	19,376	7,091
Gain on insurance settlement	1,690	—	3,426	—
Cash paid for interest	54,617	50,893	181,272	155,295
Cash received for taxes, net	(977)	(1,534)	(26,539)	(8,632)
Other (income) expense, net	(175)	372	(539)	707
Changes in other operating assets and liabilities	39,186	608	(108,583)	(10,746)

Adjusted EBITDA	$116,493	$90,840	$393,273	$413,671

Free Cash Flow GAAP Reconciliation
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$12,411	$39,739	$324,860	$269,956

Purchases of rental equipment	(61,393)	(12,898)	(327,107)	(46,386)
Purchases of property and equipment	(136)	(2,355)	(5,766)	(4,952)
Proceeds from sales of rental equipment	40,530	34,725	124,845	158,482
Proceeds from sales of property and equipment	766	1,954	2,951	12,493
Insurance proceeds from rental equipment and property claims	2,632	2,181	4,368	5,267

Net capital (expenditures) inflows	(17,601)	23,607	(200,709)	124,904

Free cash flow	$(5,190)	$63,346	$124,151	$394,860

Statistical Measures
Fleet utilization is defined as the average aggregate dollar value of equipment rented by customers (based on original equipment fleet cost) during the relevant period divided by the average aggregate dollar value of all equipment owned (based on original equipment fleet cost) during the period.
Average fleet age at period end is the number of months since an equipment unit was first placed in service, weighted by multiplying individual equipment ages by their respective original costs and dividing the sum of those individual calculations by the total original cost. Equipment refurbished by the original equipment manufacturer is considered new.
Same store rental revenue growth is calculated as the year over year change in rental revenue for locations that are open at the end of the period reported and have been operating under the company’s direction for more than 12 months.
Employee count is given as of the end of the period indicated and the data reflects the actual head count as of each period presented.
Original Equipment Fleet Cost (OEC) is defined as the original dollar value of rental equipment purchased from the original equipment manufacturer (OEM). Fleet purchased from non-OEM sources is assigned a comparable OEC dollar value at the time of purchase.
Return on operating capital employed (ROCE) is calculated by dividing operating income (excluding transaction costs, management fees, and amortization of intangibles) for the preceding twelve months by the average operating capital employed. For purposes of this calculation, average operating capital employed is considered to be all assets other than cash, deferred tax assets, hedging derivatives, goodwill and intangibles, less all liabilities other than debt, hedging derivatives and deferred tax liabilities.
Investor/Analyst Contacts:
Scott Huckins, VP — Treasurer
(480) 281-6928 or
Scott.Huckins@RSCRental.com
Media Contact:
Chenoa Taitt
(212) 223-0682